UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 22, 2015

Qumu Corporation

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-20728	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)

7725 Washington Avenue South Minneapolis, MN	55439
(Address Of Principal Executive Offices)	(Zip Code)

(952) 683-7900

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Items under Sections 1 through 4 and 6 through 8 are not applicable and are therefore omitted.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 22, 2015, the Board of Directors of Qumu Corporation (the “Company”) appointed Donald T. Netter as a member of the Board of Directors, as well as appointed Mr. Netter to the Governance Committee and Compensation Committee of the Board.

Mr. Netter’s appointment was in response to a written appointment request received by the Company on July 20, 2015 under the Company’s agreement dated March 18, 2015 (the “Agreement”) with Dolphin Limited Partnership III, L.P., Dolphin Associates III, LLC, and Dolphin Holdings Corp. III (collectively, “Dolphin”). The Agreement was summarized in, and is attached as Exhibit 10.1 to, the Company’s Current Report on Form 8-K dated March 18, 2015.

Other than in respect of the Agreement, there have been no other transactions since the beginning of the Company’s fiscal year, or any currently proposed transaction in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Dolphin or Mr. Netter had or will have a direct or indirect material interest.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
10.1

Agreement dated March 18, 2015 among Qumu Corporation and Dolphin Limited Partnership III, L.P., Dolphin Associates III, LLC, and Dolphin Holdings Corp. III. (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K dated March 18, 2015).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

QUMU CORPORATION

By:	/s/	Sherman L. Black
Sherman L. Black
Chief Executive Officer

Date: July 22, 2015